UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “Merger Milestones” posted on the Merck & Co., Inc. (“Merck”) internal website on June 9, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on June 9 article 1

Merger Milestones

What happens when two companies merge into one newly combined company?

Every merger is unique, but many publicly held U.S. companies follow a similar path when they merge.

If the Merck and Schering-Plough merger proceeds like many others before it, here is what you can expect:

Regulatory and Shareholder Approval
•	The U.S. Securities and Exchange Commission (SEC) reviews and approves the joint merger proxy materials. Merck and Schering-Plough filed these last month.
•	The companies send the joint merger proxy materials to their shareholders for voting.
•	The companies conduct separate special meetings of their shareholders to consider the merger plan.
•	If shareholders approve the proposal for a combined company, the merger progresses.
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If shareholders do not approve the proposal, the companies may take other steps to secure approval, such as making a tender offer for outstanding shares, or may decide not to go forward with the transaction.

•	Regulators worldwide review and approve the proposal for a combined company from an anti-trust perspective.
•	If regulators in the United States or other countries express anti-trust concerns about the new company, they may require disposal of some assets.
•	Countries that have additional requirements for local approval of the merger will provide that approval based on completion of those requirements.
•	The proposed new company seeks approval to list its shares on a major exchange, such as the New York Stock Exchange.

Financing the Arrangement
•	Financing is obtained. In the case of the Merck and Schering-Plough merger, it is through a syndicate of banks.

Integration Planning
•	Meanwhile, special teams within the 2 companies begin to design and plan for the merged organization.
•	The 2 companies remain competitors until the merger is completed, and as such, must operate according to regulations governing competitors.
•	Integration team members work with their counterparts and advisors to examine how best to fit the 2 companies together.
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Just before the close of the merger, the executive leadership team is announced. In country operations outside the United States, senior management positions, such as managing directors, are announced at this time. In some cases, the next layer of senior management is named.

Day 1
•	The merger is final after the companies receive approval from all regulatory agencies and from their shareholders, sign definitive agreements, and when funds for the transaction are received.
•	Stock in the new company begins to trade.
•	The new company begins operating as a single entity.
•	Even after these milestones, there is still a lot of work to do to merge the 2 former competitors into one unified company. Day 1 is exciting but largely symbolic, as little changes immediately.

Beyond Day 1 and Transition
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In the period following Day 1, employees from both companies may freely communicate and work together in their areas of expertise and responsibility. The new teams should work collaboratively to continue operations, improve business processes and meet customers’ needs.

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Organizational restructuring and talent selection continue, with employees being notified of their roles in the new company or of the decision to eliminate positions.  It can take many months for these decisions to be made.

What You Can Expect
This is a broad framework for the steps and decisions to come. Uncertainty about the future and frustration with the process are natural reactions of those engaged in a merger. So are optimism and excitement, because a combined company offers new opportunities for professional development and career growth.

From now through Day 1, the priority for everyone in both companies is to stay focused on maintaining the success of our separate businesses.

If you have questions about the merger, speak to your manager or send your question [via e-mail to the "Integration Team" mailbox].

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, the registration statement filed by Schering-Plough on May 20, 2009, the preliminary proxy statement filed by Merck on May 21, 2009 and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough filed a registration statement, including a preliminary joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they contain important information.  Investors may obtain free copies of the registration statement and preliminary joint proxy statement, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in the registration statement and preliminary joint proxy statement, filed with the SEC on May 20, 2009.  Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the contemplated transactions is included in the registration statement and preliminary joint proxy statement filed with the SEC in connection with the proposed transaction.